SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2007

BLUEGREEN CORPORATION

(Exact name of registrant as specified in its charter)

Massachusetts

(State or other jurisdiction of incorporation)

0-19292	03-0300793
(Commission File Number)	(IRS Employer Identification No,)

4960 Conference Way North, Suite 100, Boca Raton, Florida 33431

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (561) 912-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR

240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR

240.13e-4(c))

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 28, 2007, the Company completed a private offering and sale of $177.0 million of timeshare loan-backed securities (the "2007 Term Securitization").

Approximately $200.0 million in aggregate principal of timeshare loans were securitized and sold in this transaction, including: (1) $115.5 million in aggregate principal of timeshare loans that were previously transferred under an existing timeshare loans purchase facility (the "Purchase Facility"); and (2) $35.8 million of timeshare loans owned by the Company immediately prior to the 2007 Term Securitization. An additional $48.7 million in aggregate principal of the Company's qualifying timeshare loans can be sold by Bluegreen® through December 28, 2007 (the "Pre-funded Timeshare Loans").

The $177.0 million of proceeds from the 2007 Term Securitization were used to: (1) pay all amounts outstanding under the Purchase Facility; (2) provide net cash proceeds of $24.8 million to Bluegreen, which will be used for general corporate purposes and debt service; (3) deposit initial amounts in a required cash reserve account; (4) pay certain transaction fees and expenses; and (5) acquire certain eligible investments in order to fund an escrow account with the indenture trustee pending the future sale of the Pre-funded Timeshare Loans. Bluegreen also received a retained interest in the future cash flows from the 2007 Term Securitization.

The timeshare loans were sold and the Pre-funded Timeshare Loans are expected to be sold to BRF Corporation 2007-A, the Company's wholly-owned, special purpose finance subsidiary. BRF Corporation 2007-A then sold the timeshare loans and is expected to sell the Pre-funded Timeshare Loans to BXG Receivables Note Trust 2007-A, a Delaware statutory trust (a qualified special purpose entity), without recourse to Bluegreen or BRF Corporation 2007-A except for breaches of certain representations and warranties at the time of sale. The Company expects to account for this transaction as an "off-balance sheet" sale of receivables.

As a result of the repayment of the outstanding balance of the Purchase Facility using proceeds from the 2007 Term Securitization, Bluegreen Timeshare Finance Corporation I, the Company's wholly-owned, special purpose finance subsidiary, may transfer additional timeshare loans for a cumulative purchase price of up to $137.5 million under the Purchase Facility, on a revolving basis, through May 2008 at approximately 83% of the principal balance, subject to the eligibility requirements and certain conditions precedent.

The securities sold in the 2007 Term Securitization have not been registered under the Securities Act and may not be offered or sold except in reliance on an exemption from such registration requirements.

Statements in this Form 8-K may constitute forward looking statements and are made pursuant to the Safe Harbor Provision of the Private Securities Litigation Reform Act of 1995. Forward looking statements are based largely on expectations and are subject to a number of risks and uncertainties, including but not limited to the risk that the Purchase Facility may not be available pursuant to its terms or at all, that the Company may not successfully sell the additional timeshare loans in the fourth quarter, the risk that the Company may not be able to successfully continue to securitize its timeshare loans in the future, and the risks and other factors detailed in the Company's SEC filings, including its most recent Annual Report on Form 10-K filed on March 16, 2007, its Form 10-K/A filed on July 3, 2007 and its Form 10-Q filed on August 9, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2007

By: /S/ ANTHONY M. PULEO

Anthony M. Puleo

Senior Vice President, Chief Financial Officer & Treasurer